11:32 AM                                                                6/16/95

                               CLOSING STATEMENT
                              TUCKERSTONE COMMONS
                                TUCKER, GEORGIA
- --------------------------------------------------------------------------------

SELLER:                   FIRST CAPITAL INCOME PROPERTIES, LTD. - SERIES VIII,
                           a Florida limited partnership

PURCHASER:                D & B #3, a partnership

PRORATION DATE:           CLOSE OF BUSINESS, FRIDAY, JUNE 16, 1995

CLOSING (FUNDING) DATE:   FRIDAY, JUNE 16, 1995
- --------------------------------------------------------------------------------

                                                 CREDIT               CREDIT
                                                PURCHASER             SELLER
                                              -------------       -------------

PURCHASE PRICE                                                     5,300,000.00

EARNEST MONEY (held by Chicago
 Title Insurance Company)                        200,000.00

INTEREST ON EARNEST MONEY                               POC

PRO-RATE PROPERTY TAXES                           30,964.96
   [See Schedule A]

TENANT SECURITY DEPOSITS                          43,574.00
   [See Schedule B]

PRO-RATE SERVICE CONTRACTS, COMMISSIONS,
 AND TENANT IMPROVEMENTS                                               2,324.31
   [See Schedule C; Note 2]

PRO-RATE JUNE, 1995 RENTAL CHARGES                24,993.36
   [See Schedule D; Notes 1 and 3]


                                              -------------       -------------
   SUBTOTALS                                     299,532.32        5,302,324.31

CASH AMOUNT DUE TO SELLER                      5,002,791.99
                                              -------------       -------------

   TOTAL CREDITS                              $5,302,324.31       $5,302,324.31
                                              =============       =============


     [1] Purchaser agrees to remit to Seller Seller's proportionate share of June rental charges and all other rental charges referred to in Section 4(C) of the Real Estate Sales Agreement, upon receipt thereof by Purchaser.
     [2] To the extent there are amounts related to service contracts owed to or by the owner of the Property and such amounts are not ascertainable at the time of closing, the parties hereto agree to adjust and reprorate the credits set forth herein as they relate to such amounts.
     [3] Schedule E sets forth all outstanding receivables for the Property.
         Purchaser shall include the amount of such rent and other sums in the first bills thereafter submitted to the tenants in question after the Closing, and shall continue to due so for six (6) months thereafter. Purchaser shall promptly remit to Seller any amount collected that is due Seller, all as provided in Section 4(C) of the Real Estate Sales Agreement.
     [4] Utility charges shall be paid by the parties for their respective periods of ownership based upon meter readings ordered for June 16, 1995. There shall be no assignment of existing utility deposits and all such deposits now on account with the various utility companies are the property of Seller. Purchaser shall post with utility companies any deposits required to enable Seller to have its deposits returned.
     [5] See Schedule F attached hereto.


APPROVED:  SELLER                               APPROVED:  PURCHASER

FIRST CAPITAL INCOME PROPERTIES, LTD.
 - SERIES VIII,                                 D & B #3, a partnership
a Florida limited partnership*


By Michael P. Gast                              By   Brett H. Irwin
   _________________________                       ___________________________

    Its: Assistant Vice President                   Its: General Partner

*By: First-Capital Financial Corporation
     As Managing General Partner

11:33 AM                                                                                            6/16/95

- -----------------------------------------------------------------------------------------------------------
                              TUCKERSTONE COMMONS
                                TUCKER, GEORGIA

                          SOURCES AND USES STATEMENT

- -----------------------------------------------------------------------------------------------------------
BALANCE OF CASH TO BE FUNDED BY PURCHASER                                             5,002,791.99
                                                                                      ------------

ADDITIONAL CASH OUTLAYS BY PURCHASER:

    CHICAGO TITLE INSURANCE COMPANY (amounts are 100% of cost)
            Premium (Slutzky, Wolfe and Baily)                             5,300.00
            Escrow Fee (Chicago Title Insurance Company)                     125.00
            Tax Reports (Slutzky, Wolfe and Baily)                            24.00
            Photocopies (Slutzky, Wolfe and Baily)                            50.00
            Overnight Delivery (Slutzky, Wolfe and Baily)                     15.00
            Mileage (Slutzky, Wolfe and Baily)                                27.00
            Courier (Slutzky, Wolfe and Baily)                                18.00
            Simultaneous Issue (Slutzky, Wolfe and Baily)                     75.00
                                                                           --------
                                                                                          5,634.00
                                                                                      ------------


TOTAL CASH OUTLAY BY PURCHASER AT CLOSING                                             5,008,425.99
                                                                                      ============

- -----------------------------------------------------------------------------------------------------------
TOTAL CASH FROM PURCHASER AT CLOSING                                                  5,002,791.99
EARNEST MONEY (held by Chicago Title Insurance Company)                                 200,000.00
INTEREST ON EARNEST MONEY                                                                      POC
                                                                                      ------------

TOTAL SELLER'S  SOURCES                                                               5,202,791.99
                                                                                      ------------

ITEMS PAYABLE FROM SELLER'S PROCEEDS AT CLOSING:

    CHICAGO TITLE INSURANCE COMPANY (amounts are 100% of cost)
            Title Examination (Slutzky, Wolfe and Baily)                   1,500.00
            Transfer Tax (Chicago Title Insurance Company)                 5,300.00
            Escrow Fee (Chicago Title Insurance Company)                     125.00
            Recording Fees (Slutzky, Wolfe and Baily)                         25.00
            Tax Reports (Slutzky, Wolfe and Baily)                            24.00
            Photocopies (Slutzky, Wolfe and Baily)                            50.00
            Overnight Delivery (Slutzky, Wolfe and Baily)                     15.00
            Mileage (Slutzky, Wolfe and Baily)                                27.00
            Courier (Slutzky, Wolfe and Baily)                                18.00
            Commitment (Slutzky, Wolfe and Baily)                             60.00
                                                                           --------
                                                                                          7,144.00


    KING INDUSTRIAL REALTY, INC.                                                        106,000.00

    ROSENBERG & LIEBENTRITT, P.C.                                                              POC

    EQUITY ASSETS MANAGEMENT, INC.                                                       38,500.00

                                                                                      ------------

TOTAL CASH OUTLAY BY SELLER                                                             151,644.00
                                                                                      ------------

BALANCE TO SELLER                                                                     5,051,147.99
                                                                                      ============



11:33 AM                                                                 6/16/95

                                      SCHEDULE A
    ----------------------------------------------------------------------------

    TUCKERSTONE COMMONS
    PRO-RATE 1995 PROPERTY TAXES
    PRORATION MADE AS OF:CLOSE OF BUSINESS, FRIDAY, JUNE 16, 1995

    ----------------------------------------------------------------------------

    ESTIMATED 1995 REAL ESTATE & PERSONAL PROPERTY TAXES


    1994 Dekalb County, Georgia Real Estate Tax     18-224-03-005     $25,985.26
    1994 Dekalb County, Georgia Real Estate Tax     18-224-06-020      22,274.28
    1994 Dekalb County, Georgia Real Estate Tax     18-224-05-003      19,361.91
    1994 Dekalb County, Georgia Real Estate Tax     18-224-06-021          56.45

                                                                      ----------
    ESTIMATED 1995 TAXES                                               67,677.90

    SELLER'S SHARE OF 1995 TAXES              167/365 DAYS                .45753
                                                                      ----------

    TOTAL CREDIT TO PURCHASER AT CLOSING                              $30,964.96
                                                                      ==========

    Notes
    --------
(1) Proration is based on the actual 1994 tax bills. Upon receipt of the actual 1995 Real Estate Tax bills, Purchaser and Seller agree to reprorate if necessary.
(2) 1995 taxes are due in two equal installments on August 15, 1995 and November 15, 1995.
(3) All taxes are assessed based upon a calender tax year.

                                  SCHEDULE B

- -------------------------------------------------------------------------------

TUCKERSTONE COMMONS
SECURITY DEPOSIT RECONCILIATION
PRORATION MADE AS OF:     CLOSE OF BUSINESS, FRIDAY, JUNE 16, 1995

- -------------------------------------------------------------------------------

   SUITE     TENANT                                    RENT            SECURITY
     #        NAME                                    CHARGES           DEPOSIT
- -------------------------------------------------------------------------------

2486 B       American Dynamic Import/Export, Inc.                     $1,825.00
2496 D       Brains II                                                 2,273.33
2498 A       Copyrite Copier Service                                   2,851.04
2530 D       Corona Engineering and Consulting, Inc.                   2,109.50
2484 A       Country Pet Supply, Inc.                                  2,084.20
2540 E       Diamond Power Specialty                                       0.00
2496 A       Food Ingredient Sales, Inc.                               1,416.67
4660 B       Georgia Stage, Inc.                                       1,501.33
4662 B       Glenn Harp & Sons, Inc.                                   5,750.00
4662 A       I&D Group, Inc.                                           3,500.00
4660 A       Iso-Graphics, Inc.                                            0.00
2530 C       L & S Industries, Inc.                                    2,083.00
2496 C       L. M. Getz Company                                        1,314.00
4660 D       Neon Enginering Group, Inc.                               2,375.00
2498 B       Rumesley Corporation                                      1,580.00
2496 B       Southern Asbestos Service                                 1,250.00
4660 C       Telecom Services Group, Inc.                              1,453.64
2540 A,B,C,  Tucker Technology                                         6,000.00
2530 A       Uni-Sky Corporation                                       2,748.96
2530 B       Ward Technical Sales, Inc.                                1,458.33
                                                                     ----------

                                                                     $43,574.00
                                                                     ==========

11:33 AM                                                             6/16/95

                                  SCHEDULE C

- --------------------------------------------------------------------------------

TUCKERSTONE COMMONS
PRORATION OF SERVICE CONTRACTS, COMMISSIONS, AND TENANT IMPROVEMENTS
PRORATION MADE AS OF:    CLOSE OF BUSINESS, FRIDAY, JUNE 16, 1995

- --------------------------------------------------------------------------------

                               SERVICE CONTRACTS

                                                 --BILLING PERIOD--       # OF DAYS
VENDOR NAME                      PAYMENT          BEGIN       END         TO CREDIT
- -----------------------------------------------------------------------------------------------------------
      PAID BY SELLER [1]

Arrow Exterminators, Inc.        2,480.00        08/01/94   07/31/95         45        305.75
Maple Leaf Lawn Services, Inc.   1,300.00        06/01/95   06/30/95         14        606.67
Royal Atlanta Business Park        641.40        04/01/95   09/30/95        106        371.52
                                                                                    ---------
                                                          CREDIT DUE TO SELLER      $1,283.94
                                                                                    ---------

[1] All June Service Contracts have already been paid or are in the process of being paid by Seller.

                                  COMMISSIONS

                                                                    --BILLING PERIOD--      # OF DAYS
SUITE         TENANT                                COMMISSION       BEGIN       END        TO CREDIT
- ----------------------------------------------------------------------------------------------------------------
2486 B        American Dynamic Import/Export, Inc.     91.25        06/01/95   06/30/95         14         42.58
2496 D        Brains II                               124.67        06/01/95   06/30/95         14         58.18
2498 A        Copyrite Copier Service                 213.83        06/01/95   06/30/95         14         99.79
2530 D        Corona Engineering and Consulting         0.00        06/01/95   06/30/95         14          0.00
2484 A        Country Pet Supply, Inc.                213.66        06/01/95   06/30/95         14         99.71
2540 E        Diamond Power Specialty                 218.85        06/01/95   06/30/95         14        102.13
2496 A        Food Ingredient Sales, Inc.             195.78        06/01/95   06/30/95         14         91.36
4660 B        Georgia Stage, Inc.                      86.64        06/01/95   06/30/95         14         40.43
4662 B        Glenn Harp & Sons, Inc.                 282.71        06/01/95   06/30/95         14        131.93
4662 A        I&D Group, Inc.                         175.00        06/01/95   06/30/95         14         81.67
4660 A        Iso-Graphics, Inc.                        0.00        06/01/95   06/30/95         14          0.00
2530 C        L & S Industries, Inc.                  101.56        06/01/95   06/30/95         14         47.39
2496 C        L. M. Getz Company                       80.46        06/01/95   06/30/95         14         37.55
4660 D        Neon Enginering Group, Inc.             162.54        06/01/95   06/30/95         14         75.85
2498 B        Rumesley Corporation                     86.25        06/01/95   06/30/95         14         40.25
2496 B        Southern Asbestos Service                 0.00        06/01/95   06/30/95         14          0.00
4660 C        Telecom Services Group, Inc.              0.00        06/01/95   06/30/95         14          0.00
2540 A,B,C,D  Tucker Technology                       581.25        06/01/95   06/30/95         14        271.25
2530 A        Uni-Sky Corporation                     137.45        06/01/95   06/30/95         14         64.14
2530 B        Ward Technical Sales, Inc.               72.92        06/01/95   06/30/95         14         34.03
- ----------------------------------------------------------------------------------------------------------------
                                                    2,824.82
                                                                            CREDIT DUE TO SELLER        1,318.25
                                                                                                        --------


                              TENANT IMPROVEMENTS


L. M. GETZ      Total Amount of Tenant Improvement                                                      6,480.00
                Seller's Share of Tenant Improvement         47/          1,096 Days                      .04288
                                                                                                       ---------
                                                                            CREDIT DUE TO PURCHASER       277.88
                                                                                                       ---------




                                                                            TOTAL CREDIT DUE SELLER    $2,324.31
                                                                                                       =========

11:33 AM                                                               6/16/95
                                  SCHEDULE D


- --------------------------------------------------------------------------------

TUCKERSTONE COMMONS
MONTHLY RENT RECONCILIATION
PRORATION MADE AS OF:       CLOSE OF BUSINESS, FRIDAY, JUNE 16, 1995

- --------------------------------------------------------------------------------

                                                          MONTHLY      MONTHLY
SUITE            TENANT                                    RENT          COST       TOTAL     BEGIN     END
  #               NAME                                    CHARGES      RECOVERY    CHARGES     DATE     DATE
- ---------------------------------------------------------------------------------------------------------------
2486 B       American Dynamic Import/Export, Inc.         1,825.00       60.00     1,885.00  06/01/95  06/30/95
2496 D       Brains II                                    2,493.33       88.00     2,581.33  06/01/95  06/30/95
2498 A       Copyrite Copier Service                      2,851.04       97.75     2,948.79  06/01/95  06/30/95
2530 D       Corona Engineering and Consulting, Inc.      2,812.00       90.00     2,902.00  06/01/95  06/30/95
2484 A       Country Pet Supply, Inc.                     4,273.17      154.45     4,427.62  06/01/95  06/30/95
2540 E       Diamond Power Specialty                      4,377.00      328.15     4,705.15  06/01/95  06/30/95
2496 A       Food Ingredient Sales, Inc.                  2,610.42       89.50     2,699.92  06/01/95  06/30/95
4660 B       Georgia Stage, Inc.                          1,732.70       56.30     1,789.00  06/01/95  06/30/95
4662 B       Glenn Harp & Sons, Inc.                      5,654.17        0.00     5,654.17  06/01/95  06/30/95
4662 A       I&D Group, Inc.                              3,500.00      120.00     3,620.00  06/01/95  06/30/95
4660 A       Iso-Graphics, Inc.                           3,484.83      119.38     3,604.21  06/01/95  06/30/95
2530 C       L & S Industries, Inc.                       4,062.50      150.00     4,212.50  06/01/95  06/30/95
2496 C       L. M. Getz Company                           1,609.20       43.20     1,652.40  06/01/95  06/30/95
4660 D       Neon Enginering Group, Inc.                  3,250.70        0.00     3,250.70  06/01/95  06/30/95
2498 B       Rumesley Corporation                         1,725.00       60.00     1,785.00  06/01/95  06/30/95
2496 B       Southern Asbestos Service                    1,500.00       45.00     1,545.00  06/01/95  06/30/95
4660 C       Telecom Services Group, Inc.                 1,950.69       56.27     2,006.96  06/01/95  06/30/95
2540 A,B,C,D Tucker Technology                            7,750.00      260.00     8,010.00  06/01/95  06/30/95
2530 A       Uni-Sky Corporation                          2,748.96      101.50     2,850.46  06/01/95  06/30/95
2530 B       Ward Technical Sales, Inc.                   1,458.33       50.00     1,508.33  06/01/95  06/30/95

- ---------------------------------------------------------------------------------------------------------------
   20                                                   $61,669.04   $1,969.50   $63,638.54

                                                              JUNE      BUYER'S     SELLER'S
  SUITE            TENANT                                    CHARGES    PRORATA      PRORATA
    #               NAME                                      PAID       SHARE        SHARE
- ---------------------------------------------------------------------------------------------------------------

  2486 B       American Dynamic Import/Export, Inc.         1,885.00      879.67     1,005.33
  2496 D       Brains II                                    2,581.33    1,204.62     1,376.71
  2498 A       Copyrite Copier Service                      2,948.79    1,376.10     1,572.69
  2530 D       Corona Engineering and Consulting, Inc.          0.00        0.00         0.00
  2484 A       Country Pet Supply, Inc.                     4,427.62    2,066.22     2,361.40
  2540 E       Diamond Power Specialty                      4,705.15    2,195.74     2,509.41
  2496 A       Food Ingredient Sales, Inc.                  2,699.92    1,259.96     1,439.96
  4660 B       Georgia Stage, Inc.                          1,789.00      834.87       954.13
  4662 B       Glenn Harp & Sons, Inc.                      5,654.17    2,638.61     3,015.56
  4662 A       I&D Group, Inc.                              3,620.00    1,689.33     1,930.67
  4660 A       Iso-Graphics, Inc.                               0.00        0.00         0.00
  2530 C       L & S Industries, Inc.                       4,212.50    1,965.83     2,246.67
  2496 C       L. M. Getz Company                           1,652.40      771.12       881.28
  4660 D       Neon Enginering Group, Inc.                  3,250.70    1,516.99     1,733.71
  2498 B       Rumesley Corporation                         1,785.00      833.00       952.00
  2496 B       Southern Asbestos Service                        0.00        0.00         0.00
  4660 C       Telecom Services Group, Inc.                     0.00        0.00         0.00
  2540 A,B,C,D Tucker Technology                            8,010.00    3,738.00     4,272.00
  2530 A       Uni-Sky Corporation                          2,827.31    1,319.41     1,507.90
  2530 B       Ward Technical Sales, Inc.                   1,508.33      703.89       804.44

- ---------------------------------------------------------------------------------------------------------------
    20                                                    $53,557.22  $24,993.36   $28,563.86

                                  SCHEDULE E

- --------------------------------------------------------------------------------

TUCKERSTONE COMMONS
TENANT RECEIVABLES
PRORATION MADE AS OF:   CLOSE OF BUSINESS, FRIDAY, JUNE 16, 1995

- -----------------------------------------------------------------------------------------------------------


                                                                         AMOUNT     PURCHASER'S   SELLER'S
SUITE # TENANT NAME                   DATE          ITEM               OUTSTANDING     SHARE        SHARE
- -----------------------------------------------------------------------------------------------------------
2530-D  Corona Engineering           6/1/95   Base Office Rent          $2,812.00    $1,312.27    $1,499.73
                                              CAM                           90.00        42.00        48.00
4662-A  I & D Group                  2/23/95  Charge For Water              77.87         0.00        77.87
4660-A  Iso-Graphics                 5/1/94   Base Office Rent           1,266.25         0.00     1,266.25
                                              CAM                          119.38         0.00       119.38
                                     6/1/94   Base Office Rent           3,484.83         0.00     3,484.83
                                              CAM                          119.38         0.00       119.38
                                     7/1/94   Base Office Rent           3,484.83         0.00     3,484.83
                                              CAM                          119.38         0.00       119.38
                                     8/1/94   Base Office Rent           1,236.63         0.00     1,236.63
                                              CAM                           42.38         0.00        42.38
                                     2/1/95   Promissory Note           15,763.45         0.00    15,763.45
                                     6/1/95   Base Office Rent           3,484.83     1,626.25     1,858.58
                                              CAM                          119.38        55.71        63.67
2496-B  Southern Asbestos Services   5/1/95   Base Office Rent           1,500.00         0.00     1,500.00
                                              CAM                           45.00         0.00        45.00
                                     6/1/95   Base Office Rent           1,500.00       700.00       800.00
                                              CAM                           45.00        21.00        24.00
4660-C  Telecom ServicesGroup, Inc   6/1/95   Base Office Rent           1,950.69       910.32     1,040.37
                                              CAM                           56.27        26.26        30.01
2530-A  Uni-Sky Corporation          6/9/95   Utility Charge                23.15         0.00        23.15
                                                                       ------------------------------------

                                                                       $37,340.70    $4,693.81   $32,646.89
                                                                       ====================================

                                   SCHEDULE F


Purchaser hereby discloses to Seller that: (i) this purchase and sale transaction is the second part of an Exchange of Real Estate by Purchaser under
Section 1031 of the Internal Revenue Code and associated Regulations, and (ii) the net amount of Seller's funds to be delivered by Seller to Purchaser (other than the net loan proceeds and the earnest money) are being delivered by Fidelity National Bank, as the "Qualified Intermediary" under the terms of an Escrow Agreement between said Fidelity National Bank and Purchaser. Notwithstanding the provisions of that certain Real Estate Sale Agreement dated as of the 22nd day of March, 1995, as amended, by and between Seller and Purchaser with respect to this purchase and sale transaction (the "Contract"), Purchaser hereby agrees to indemnify, defend (with counsel reasonably acceptable to the "Indemnitees" (as hereinafter defined)) and hold harmless, each of Seller and its respective direct and indirect partners, and the respective officers, directors, shareholders, employees and agents of each of the foregoing (collectively, the "Indemnitees"), from and against any and all claims, obligations, costs, expenses, losses and damages of whatever nature, at law, in equity or otherwise, whether accrued or unaccrued, known or unknown, suspected or unsuspected (including, without limitation, reasonable attorneys' fees incurred by any one or more of the Indemnitees in connection therewith) asserted against or incurred or suffered by any one or more of the Indemnitees by reason of the exchange of real estate transaction described above.